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February 27, 2020

Two Roads Shared Trust 225 Pictoria Drive, Suite 450

Cincinnati, OH 45246 Ladies and Gentlemen:

We have acted as counsel to Two Roads Shared Trust, a Delaware statutory trust (the

“Trust”), in connection with the Post-Effective Amendments to the Registration of the Trust filed or to be filed with the Securities and Exchange Commission on or after the date hereof (as amended, the “Registration Statement”) which cover shares of beneficial interest representing interests in the series of the Trust (each such series a “Fund” and collectively, the “Funds”) and their respective share classes (collectively, the “Shares”) listed on Appendix A hereto. Pursuant to Article III of the Trust Instrument (as defined below), the Trust is authorized to issue an unlimited number of each class of Shares of each of the Funds.

In rendering this opinion letter, we have examined the following documents: (i) the Registration Statement; (ii) the Certificate of Trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 8, 2012 (the “Certificate of Trust”); (iii) the Amended Agreement and Declaration of Trust of the Trust, dated May 28, 2019 (the “Trust Instrument”); (iv) the By-Laws of the Trust, as in effect on the date hereof (the “By-Laws”) as approved by the Board of Trustees of the Trust (the “Board”); (v) copies of certain resolutions adopted by the Board (the “Resolutions”); (vi) a Certificate of Good Standing for the Trust, dated February 25, 2020, obtained from the Secretary of State; and (vii) a certificate of an officer of the Trust. We have not reviewed any documents in rendering this opinion letter other than the documents listed above in clauses (i) through (vii). In particular, we have not reviewed any document (other than the documents listed above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements, and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete, and accurate in all material respects.

As to various questions of fact material to our opinions stated herein, we have relied upon the representations and warranties made in the foregoing documents. With respect to all

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February 27, 2020

documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion letter, we have also assumed (i) that the Trust Instrument, the By-Laws, the Certificate of Trust, and Resolutions constitute the only documents governing the creation, operation and termination of the Trust, and that the Trust Instrument, the By-Laws and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment, by each person to whom a Share has been or is to be issued by the Trust, for such Share, in accordance with the Trust Instrument and the Resolutions and as contemplated by the Registration Statement, (vii) that the Shares are issued and sold to the shareholders in accordance with the Trust Instrument, By-Laws and the Resolutions and as contemplated by the Registration Statement, and (viii) that the Shares will be issued against consideration therefor as described in the Trust’s prospectus relating thereto, and that such consideration will have been at least equal to the applicable net asset value.

This opinion letter is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth in this letter, we are of the opinion that:

1.	The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et. seq.

2.	The Shares have been duly authorized and, when issued by the Trust, will be validly issued, fully paid and non-assessable beneficial interests in the Trust.

With respect to the opinion expressed in paragraph 2 above, we note that, pursuant to Section 6 of Article IV of the Trust Instrument, the trustees have the power to cause each shareholder of the Trust, or each shareholder of any particular series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, dividend disbursing, shareholder servicing or similar agent, an amount fixed from time to time by the trustees, by setting off such

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February 27, 2020

charges due from such shareholder from declared but unpaid dividends or distributions owed such shareholder and/or by reducing the number of shares in the account of such shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such shareholder.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may come to our attention or any changes in laws or court decisions which may occur after the date hereof.

This opinion letter is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein. Except as provided in the following paragraph, the opinions set forth above are expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement, and (ii) the use of our name and to the references to our Firm under the caption “Legal Counsel” in the Prospectus and Statement of Additional Information included in the Registration Statement. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and we do not otherwise concede that we come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Blank Rome LLP BLANK ROME LLP

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February 27, 2020

APPENDIX A

FUNDS & SHARE CLASSES

Fund	Classes
Affinity World Leaders Equity ETF	[no class designation]
Anfield Universal Fixed Income Fund	Class A Class C Class I
Anfield Universal Fixed Income ETF	[no class designation]
Anfield Capital Diversified Alternatives ETF	[no class designation]
Anfield U.S. Equity Sector Rotation ETF	[no class designation]
Anfield Tactical Fixed Income ETF	[no class designation]
Conductor Global Equity Value Fund	Class A Class C Class I Class Y
Conductor International Equity Value Fund	Class A Class I
Hanlon Managed Income Fund	Class A Class C Class I Class R Investor Class
Hanlon Tactical Dividend Momentum Fund	Class A Class C Class I Class R Investor Class
Holbrook Income Fund	Class I Investor Class
Recurrent MLP & Infrastructure Fund	Class I
Redwood Managed Volatility Fund	Class I Class N

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February 27, 2020

Class Y
Redwood Managed Volatility Portfolio	Class I Class N
Redwood AlphaFactor Tactical Core Fund	Class I Class N
Redwood Managed Municipal Income Fund	Class I Class N
Redwood Activist Leaders Fund	Class I Class N
Redwood AlphaFactor Tactical International Fund	Class I Class N
Redwood Systematic Macro Trend Fund	Class I Class N
LeaderShares AlphaFactor US Core Equity ETF	[no class designation]
Superfund Managed Futures Strategy Fund	Class A Class C Class I
Wealthfront Risk Parity Fund	Class W

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